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                                                             Exhibit 23.6





                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in a Registration Statement of Energy East Corporation on Form S-4 relating to the acquisition of Connecticut Energy Corporation by Energy East Corporation of our report dated January 26, 1999, on our audits of the consolidated financial statements and the financial statement schedules of CMP Group, Inc. and its subsidiaries and Central Maine Power Company and its subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the combined Annual Report on Form 10-K for 1998 of CMP Group, Inc. and Central Maine Power Company. We also consent to the reference to our firm under the caption "Experts" in the related Prospectus pertaining to the issuance of common stock of Energy East Corporation.

/s/ PricewaterhouseCoopers LLP
--------------------------------

Portland, Maine
July 16, 1999